As filed with the Securities and Exchange Commission on May 15, 2026

Registration No. 333-279617

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MainStreet Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	81-2871064
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10089 Fairfax Boulevard

Fairfax, VA 22030

(703) 481-4567

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeff W. Dick

Chairman and Chief Executive Officer

MainStreet Bancshares, Inc.

10089 Fairfax Boulevard

Fairfax, VA 22030

(703) 481-4567

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward B. Crosland, Jr.

Jones Walker LLP

1 M Street, SE

Suite 600

Washington, DC 20003

(202) 203-1000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	⌧

Non-accelerated filer	☐	Smaller reporting company	⌧

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3, as amended, File No. 333-279617 (the “Registration Statement”), of MainStreet Bancshares, Inc. (the “Company”), filed with the Securities and Exchange Commission on May 22, 2024, amended on June 11, 2024, and declared effective on June 13, 2024. The Registration Statement registered an amount or number of shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities, Warrants, and Units as would have an aggregate initial offering price not to exceed $125,000,000. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, the Company files this Post-Effective Amendment to terminate the effectiveness of the Registration Statement and to remove from registration all of the securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, MainStreet Bancshares, Inc. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on May 15, 2026.

MAINSTREET BANCSHARES, INC.

By:	/s/ Jeff W. Dick
Name:	Jeff W. Dick
Title:	President, Chief Executive Officer and Chairman
(Duly Authorized Representative)

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.